News Release

Patrick Industries, Inc. Declares Quarterly Cash Dividend
ELKHART, IN — August 18, 2023 — Patrick Industries, Inc. (NASDAQ: PATK) today announced that on August 17, 2023, its Board of Directors declared a quarterly cash dividend on its common stock of $0.45 per share. The dividend is payable on September 11, 2023, to shareholders of record at the close of business on August 28, 2023.
About Patrick Industries, Inc.
Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, marine, manufactured housing and various industrial markets – including single and multifamily housing, hospitality, institutional and commercial markets. Founded in 1959, Patrick is based in Elkhart, Indiana, employing approximately 10,000 team members throughout the United States.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. In addition, future dividends are subject to Board approval. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.
Contact:
Steve O'Hara
Vice President of Investor Relations
574-294-7511
oharas@patrickind.com